                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]    Confidential, for the Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))


                               VFINANCE.COM, INC.

                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

                               VFINANCE.COM, INC.
                         3010 MILITARY TRAIL, SUITE 300
                           BOCA RATON, FLORIDA 33431

              PROXY STATEMENT RELATING TO SOLICITATION OF CONSENTS

                   OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING


To the Stockholders of vFinance.com, Inc.:


     This Proxy Statement is being furnished to the holders (the "Stockholders") of common stock, par value $.01 per share (the "Common Stock"), of vFinance.com, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of written consents on behalf of the Board of Directors of the Company (the "Board of Directors") with respect to the matters set forth below. This Proxy Statement is first being mailed to the Stockholders of the Company on or about November 20, 2001.


     In connection with this Proxy Statement, the Stockholders are being asked to consider and consent to amend the Certificate of Incorporation, as amended to date (the "Certificate"), in order to (i) change the name of the Company from "vFinance.com, Inc." to "vFinance, Inc."; and (ii) increase the number of authorized shares of Common Stock from 25,000,000 shares to 75,000,000 shares (collectively, the "Proposed Amendment").

     The principal executive office of the Company is 3010 Military Trail, Suite 300, Boca Raton, Florida, 33431. The telephone number of the principal executive office of the Company is 561-981-1000.

     In the event you wish to consent to the Proposed Amendment, you should sign and date the Written Consent of Stockholders contained in Appendix A to this Proxy Statement and promptly return it by mail.


     YOUR CONSENT IS IMPORTANT, SINCE APPROVAL OF THE PROPOSED AMENDMENT REQUIRES WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. ACCORDINGLY, YOU ARE URGED TO READ AND TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.



             THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 20, 2001.

                              GENERAL INFORMATION

     Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted, and those consents are properly delivered to the corporation. The Certificate does not limit the right of the Company's stockholders to take action by written consent.


     In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Proposed Amendment as early as possible to accomplish the purposes of the Company as described below, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the outstanding Common Stock. As discussed in this Proxy Statement, the Board of Directors has recommended the Proposed Amendment in order to change the name of the Company from vFinance.com, Inc. to vFinance, Inc. and to increase the number of authorized shares of Common Stock from 25,000,000 to 75,000,000 shares. The reasons for these proposed changes in the Certificate are set forth in "PROPOSED AMENDMENT OF THE CERTIFICATE."



     The Board of Directors has fixed the close of business on November 5, 2001 as the record date for the determination of Stockholders entitled to consent to the Proposed Amendment (the "Record Date"). Accordingly, only Stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to consent to the Proposed Amendment.



     The Proposed Amendment will become effective upon (i) receipt of the written consent of the holders of not less than a majority of the outstanding Common Stock approving the Proposed Amendment (ii) the mailing of a notice to the Stockholders of the Company's receipt of such consent, and (iii) the filing of the Proposed Amendment with the Secretary of State of the State of Delaware immediately after receipt of such written consent. If the Proposed Amendment were not adopted by written consent, the Company would have been required to convene a special meeting of its stockholders for the specific purpose of considering and voting on the Proposed Amendment.


     Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who did not consent in writing to such action and who were entitled to notice of the special meeting in lieu of which this written consent is requested. The Company intends to provide such notice to the Stockholders promptly after the Company receives written consents approving the Proposed Amendment from holders of a majority of the Company's outstanding Common Stock entitled to vote on the Proposed Amendment.


     The approximate date on which this Proxy Statement and accompanying Written Consent of Stockholders are first being sent or given to Stockholders is November 20, 2001.


                      VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on the Record Date, there were outstanding and entitled to vote an aggregate of 20,933,021 shares of Common Stock, constituting all of the outstanding voting stock of the Company entitled to vote on the Proposed Amendment. Holders of Common Stock are entitled to one vote per share. In addition to the outstanding shares of Common Stock, as of the date of the mailing of this Proxy Statement, 122,500 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Shares"), and 50,000 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Shares" and together with the Series A Shares, the "Preferred Stock"), of the Company are issued and outstanding. Under the terms of the Certificate, neither the Series A Shares nor the Series B Shares have voting rights with respect to the Proposed Amendment.

     The cost of soliciting consents will be borne by the Company. In addition to solicitation by mail, officers, directors, and other employees of the Company may solicit consents by telephone, telegraph or personal contact without additional compensation.

     Any consent may be revoked in writing at any time prior to the close of business on the date that consents signed by a sufficient number of Stockholders to take the action are received by the Company. The unrevoked signed and dated consents of the holders of a majority of the Common Stock outstanding as of the Record Date are necessary to effect the approval of the Proposed Amendment.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth Common Stock ownership information as of the Record Date with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the shares of Common Stock; (ii) each officer and director of the Company and (iii) all officers and directors of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 3010 Military Trail, Suite 300, Boca Raton, Florida, 33431. Information with respect to the percent of class is based on 20,933,021 shares issued and outstanding at the Record Date.

     In accordance with the rules promulgated by the Securities and Exchange Commission (the "SEC"), for purposes of this table, each person is deemed to have beneficial ownership of any shares of Common Stock that such person has the right to acquire on or within 60 days after November 5, 2001. Except as otherwise indicated, to the Company's knowledge, each beneficial owner listed in the table has sole power to vote and dispose of all the shares of Common Stock listed opposite his name.


                                                         AMOUNT OF SHARES
NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED   PERCENT OF CLASS
------------------------                                ------------------   ----------------
Genesis Partners, Inc.(1).............................      3,108,333              14.8%
Highlands Group Holdings, Inc.(2).....................      2,175,000              10.4%
Leonard J. Sokolow(3).................................      3,702,937              17.7%
Timothy Mahoney(4)....................................      3,702,937              17.7%
Michael E. Golden(5)..................................      3,043,429              14.5%
Marc N. Siegel(6).....................................        670,000               3.2%
David Spector(7)......................................        205,500                 *
D. Carr Moody(8)......................................         37,500                 *
All executive officers and directors as a group (5
  persons)............................................      8,318,874              39.7%


---------------

* Denotes less than 1% ownership.

(1) Genesis Partners, Inc., whose address is 2458 Provence Court, Weston, Florida 33327, is a corporation controlled by Mr. Leonard Sokolow, Chief Executive Officer and President of the Company. Mr. Sokolow is deemed the beneficial owner of the 3,108,333 shares held by Genesis Partners, Inc.

(2) Highlands Group Holdings, Inc., whose address is 68 Cayman Place, Palm Beach Gardens, Florida 33418, is wholly-owned by Mr. Timothy Mahoney, Chairman and Chief Operating Officer of the Company. Mr. Mahoney, as the owner of Highlands Group Holdings, Inc., is deemed to beneficially own the 2,175,000 shares held by Highlands Group Holdings, Inc.


(3) Includes 3,108,333 shares owned by Genesis Partners, Inc., 234,802 shares held individually by Leonard J. Sokolow and vested options to acquire 359,802 shares of Common Stock.


(4) Includes 2,175,000 shares owned by Highlands Group Holdings, Inc., 1,168,135 shares held individually by Timothy Mahoney and vested options to acquire 359,802 shares of Common Stock.

(5) Michael E. Golden was one of the directors the Company from January 4, 2001 to April 2, 2001.

(6) Marc N. Siegel, a President of one of the Company's subsidiaries, owns 455,000 shares of Common Stock and has vested options to purchase 215,000 shares of Common Stock.


(7) David Spector, a Vice President of the Company, has been granted options to purchase up to 225,000 shares of Common Stock, of which options to purchase 205,500 shares have vested or will vest within 60 days after November 5, 2001.


(8) D. Carr Moody, Chief Financial Officer of the Company, has been granted options to purchase up to 100,000 shares of Common Stock, an aggregate of 37,500 of which have vested or will vest within 60 days after November 5, 2001.

                     PROPOSED AMENDMENT OF THE CERTIFICATE


GENERALLY


     The Board of Directors of the Company proposes to amend (i) Article I of the Certificate to change the name of the Company from "vFinance.com, Inc." to "vFinance, Inc."; and (ii) Article IV of the Certificate to increase the number of authorized shares of Common Stock from 25,000,000 shares to 75,000,000 shares.


THE PROPOSED NAME CHANGE


     The Board of Directors proposes to amend the Certificate to change its name from "vFinance.com, Inc." to "vFinance, Inc." On March 13, 2000, the Company changed its name to "vFinance.com, Inc." in order to reflect the changed focus of its business to an Internet-based enterprise providing business development tools, information, products and services to assist entrepreneurs and executives of small and medium-sized companies to finance, organize and grow their businesses.

     The Company presently continues to focus on providing assistance to entrepreneurs in expanding their businesses through the use of the Company's website name, vFinance.com, but has expanded its operations to include subsidiary businesses in the areas of investment banking, management consulting, brokerage and asset management. The Company believes that the new name will reflect this evolution in its focus and promote public recognition of the Company as a mature enterprise not dependent entirely on the Internet for its revenue stream.


INCREASE IN AUTHORIZED COMMON STOCK


     The Company is currently authorized to issue 25,000,000 shares of Common Stock, of which 20,933,021 shares were issued and outstanding at the close of business on the Record Date. The Company has no present agreement, understanding or arrangement to issue any additional shares of Common Stock, although the Company will require additional capital to fund its operations and to be available for future acquisitions and other business ventures. The Company will solicit the approval of its voting security holders if further authorization for such issuance is required under the rules and regulations of the SEC.

     The Board of Directors believes that increasing the authorized number of shares Common Stock to 75,000,000 shares would make available those shares for raising capital, acquisitions and other business ventures as well as for stock options for employees of the Company. Such stock issuances could be for cash, securities or other property, allowing the Company to take advantage of favorable market conditions and future business opportunities, and as an incentive to attract and retain current and future employees of the Company.

     There can be no assurances, nor can the Board of Directors of the Company predict, what effect, if any, the proposed increase in the number of authorized shares of Common Stock will have on the market price of the Common Stock. This amendment is being sought solely to enhance the Company's corporate finance flexibility. The proposed increase in the authorized number of shares of Common Stock will have no effect on the rights of the holders of outstanding shares of Common Stock and Preferred Stock.

                             NO DISSENTER'S RIGHTS

     Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to the Proposed Amendment of the Certificate to effect the name change and to increase the number of authorized shares of Common Stock.

                            STOCKHOLDERS' PROPOSALS

     The Company will not accept stockholder proposals for inclusion in this Proxy Statement in connection with written consents in lieu of a special meeting of stockholders.

     A stockholder proposal relating to the Company's annual meeting of stockholders proposed to be held in the second quarter of 2002 must have been received at the Company's principal executive offices at least 60 days before the date that the Company begins to print and mail its proxy materials for the 2002 annual meeting of stockholders, currently estimated to be no later than March 31, 2002, for evaluation as to inclusion in the proxy statement to be mailed to stockholders in connection with such meeting.

     After February 15, 2002, notice to the Company of a stockholder proposal submitted for consideration at the Company's 2002 annual meeting of stockholders, which is not submitted for inclusion in the Company's proxy statement and form of proxy, will be considered untimely and the persons named in the proxies solicited by the Company's Board of Directors for the 2002 annual meeting of stockholders may exercise discretionary voting power with respect to any such proposal.

     The complete text of the Proposed Amendment is set forth as Exhibit A to this Proxy Statement.


                                          By Order of the Board of Directors


                                          /s/ Leonard J. Sokolow

                                          Leonard J. Sokolow, Director, Chief

                                          Executive Officer, and President

                                   APPENDIX A

                           VFINANCE.COM, INC. CONSENT


     THE ATTACHED WRITTEN CONSENT OF STOCKHOLDERS (THE "CONSENT") IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VFINANCE.COM, INC. (THE "COMPANY"). THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU CONSENT TO THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED TO DATE (THE "PROPOSED AMENDMENT").


     Stockholders are urged promptly to sign, date and mail the Consent. If not otherwise terminated, the Consent solicitation period will terminate on the earlier of (i) the date that Consents signed by a sufficient number of stockholders entitled to take the action are received by the Company or (ii) sixty (60) days following the earliest dated Consent delivered by a stockholder.

     In the event you wish to sign the Consent, you should sign exactly as the Consent is addressed to you. Joint owners should each sign the Consent. If signing as executor, administrator, attorney, trustee, or guardian, give your title as such. If a corporation, sign in the full corporate name by an authorized officer. If a partnership, sign in the name of an authorized person.


     THE ATTACHED WRITTEN CONSENT OF STOCKHOLDERS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND THAT YOU CONSENT TO THE PROPOSED AMENDMENT.

                               VFINANCE.COM, INC.


                        WRITTEN CONSENT OF STOCKHOLDERS

                   IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS

     The undersigned, constituting the holders of voting rights with respect to a majority of the issued and outstanding shares of Common stock of vFinance.com, Inc., a Delaware corporation (the "Corporation"), and in accordance with the authority contained in Section 228 of the General Corporation Law of Delaware, hereby consent to the adoption of the following resolution:


     RESOLVED: That the Certificate of Amendment of Certificate of Incorporation of vFinance.com, Inc. in substantially the form attached to this Written Consent of Stockholders in Lieu of Special Meeting of Stockholders as Exhibit A is approved and adopted for the purposes of (i) changing the name of the Corporation from "vFinance.com, Inc." to "vFinance, Inc." and (ii) increasing the authorized number of shares of Common Stock, par value $.01 per share, of the Corporation from 25,000,000 shares to 75,000,000 shares.


     This Consent shall be effective, as to the resolution set forth above, as of the first date on which it has been executed by the requisite number of stockholders and delivered to the Corporation in accordance with Section 228 of the Delaware General Corporation Law.

     This Written Consent of Stockholders may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date indicated with respect to all shares of Common Stock of vFinance.com, Inc. held of record by the undersigned as of such date.


Dated: ---------------------------------------, 2001
------------------------ Shares of Common Stock
[Individual Stockholder]                                    [Entity Stockholder]
-----------------------------------------------------       -----------------------------------------------------
Signature                                                   Print/name of Stockholder
-----------------------------------------------------       By:--------------------------------------------------
Print Name                                                  Its:Signature
                                                            --------------------------------------------------

                                   EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               VFINANCE.COM, INC.

     vFinance.com, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation changing the name of the Corporation to "vFinance, Inc.".

     RESOLVED, that the Certificate of Incorporation of vFinance.com, Inc. be amended by changing Article I thereof, so that, as amended, said Article I shall be and read as follows:

     "The name of the Corporation is "vFinance, Inc."

     SECOND: That the Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation increasing the authorized number of shares of Common Stock from 25,000,000 shares to 75,000,000 shares.

     RESOLVED, that the Certificate of Incorporation of vFinance.com, Inc. be amended by deleting Article IV in its entirety and in lieu thereof inserting a new Article IV to reflect the increased number of authorized shares of Common Stock of the Corporation that shall incorporate the following language:

     "The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Seventy Seven Million Five Hundred Thousand (77,500,000) shares consisting of the following:

     (A) COMMON STOCK. The common stock of the Corporation shall consist of Seventy Five Million (75,000,000) shares of Common Stock, par value $.01 per share. The holders of the Common Stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by stockholders of the Corporation, and

     (B) PREFERRED STOCK. There may be authorized up to Two Million Five Hundred Thousand (2,500,000) shares of preferred stock, par value $.01 per share, which may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given."

     THIRD: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

     FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be
signed by Leonard J. Sokolow, its President, this                day of November
2001.

                                          VFINANCE.COM, INC.

(Corporate Seal)
                                          By:
                                          --------------------------------------
                                            Leonard J. Sokolow, Director,
                                            Chief Executive Officer and
                                              President